As filed with the Securities and Exchange Commission on November 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address, Including Zip Code, of Principal Executive Offices)

Cell Therapeutics, Inc. 2007 Equity Incentive Plan

Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan

(Full Title of the Plan)

James A. Bianco, M.D.

Chief Executive Officer

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

C. Brophy Christensen, Esq.

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value per share, issuable under the 2007 Equity Incentive Plan	45,000,000(1) shares	$0.98(2)	$44,100,000(2)	$2,461(2)
Common Stock, no par value per share, issuable under the 2007 Employee Stock Purchase Plan	500,000(1) shares	$0.98(2)	$490,000(2)	$28(2)
TOTAL	45,500,000(1) shares	$0.98(2)	$44,590,000(2)	$2,489(2)

(1)

This Registration Statement covers, in addition to the number of shares of Cell Therapeutics, Inc., a Washington corporation (the “Company” or the “Registrant”), common stock, no par value per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan and the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan (the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 2, 2009, as quoted on the NASDAQ Capital Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on June 27, 2003, August 6, 2004, October 11, 2007, July 7, 2008 and March 27, 2009 (Commission File Nos. 333-106571, 333-118016, 333-146624, 333-152168 and 333-158260, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the Commission on March 16, 2009 (Commission File No. 001-12465);

(c)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Commission on May 8, 2009, August 6, 2009 and November 5, 2009, respectively (each, Commission File No. 001-12465);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 6, 2009, January 8, 2009, January 29, 2009, February 9, 2009, February 23, 2009, March 6, 2009, March 16, 2009 (with respect to Items 1.01 and 2.01 only), March 27, 2009, April 13, 2009, April 14, 2009, April 17, 2009, May 12, 2009 (with respect to Item 1.01 only), May 15, 2009, May 20, 2009, May 28, 2009, June 10, 2009, July 7, 2009, July 28, 2009 (with respect to Items 1.01 and 3.02 only), August 7, 2009, August 21, 2009 (with respect to Items 1.01, 3.03 and 5.03 only), August 24, 2009 (with respect to Item 8.01 only), September 8, 2009 (with respect to Item 8.01 only), September 22, 2009 (with respect to Item 8.01 only), September 30, 2009 (with respect to Items 3.02 and 8.01 only) and October 23, 2009 (with respect to Items 5.02 and 8.01 only) (each, Commission File No. 001-12465); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 15, 1996 (Commission File No. 001-12465), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 6, 2009.

CELL THERAPEUTICS, INC.

By:	/s/ JAMES A. BIANCO
James A. Bianco, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James A. Bianco, M.D. and Louis A. Bianco, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. NUDELMAN Phillip M. Nudelman, Ph.D.	Chairman of the Board	November 6, 2009

/s/ JAMES A. BIANCO James A. Bianco, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2009

/s/ LOUIS A. BIANCO Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial and Accounting Officer)	November 6, 2009

Signature	Title	Date

/s/ JOHN H. BAUER John H. Bauer	Director	November 6, 2009

/s/ VARTAN GREGORIAN Vartan Gregorian, Ph.D.	Director	November 6, 2009

/s/ RICHARD L. LOVE Richard L. Love	Director	November 6, 2009

/s/ MARY O. MUNDINGER Mary O. Mundinger, Dr. PH	Director	November 6, 2009

/s/ JACK W. SINGER Jack W. Singer, M.D.	Director	November 6, 2009

/s/ FREDERICK W. TELLING Frederick W. Telling, Ph.D.	Director	November 6, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2009 (Commission File No. 001-12465) and incorporated herein by this reference.)

4.2	Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan, as amended and restated. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2009 (Commission File No. 001-12465) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Stonefield Josephson, Inc. (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).